Exhibit 10.1

                          INTEREST-FREE LOAN AGREEMENT
                  This Agreement made on 2nd day of March 2015

This Interest-free Loan Agreement (The "Agreement") is made between from one side Fellazo Corp. (The "Corporation"), with its principal office located at str. Malina-Mica, nr 68/11- 419, Chisinau, Republic of Moldova, and from another side Galina Hripcenco, (The "Director"), where the Corporation and the Director (The "Parties") has agreed to following:

In circumstances where the Corporation requires funds in connection with business operations the Director has agreed to loan the amount of US$20,000 (the "Loan amount") to the Corporation, on certain terms and conditions contained in this Agreement as following:

1. The Director hereby agrees to loan up the Loan amount to Corporation on demand of the Corporation.

2. Loan funds advanced shall be non-interest bearing, secured and payable upon demand.

3. Any additional funds that the Director loans to the Corporation subsequent to this Agreement shall be subject to the same terms as this Agreement, unless otherwise agreed in writing.

4. In accordance to the registration statement of the Corporation, if the proceeds from the offering shares will not be sufficient, the Director will loan to the Corporation needed funds to complete the registration process, implement business plan, and maintain reporting status and quotation on the OTC Electronic Bulletin Board or other quotation service, which should not be more then the Loan amount.

5. The Loan amount will be available for the Corporation until the Corporation will start to earn significant revenues, sufficient for ongoing operations and to pay all expenses.

6. The repayment of the Director's Loan amount from the Corporation should be started when the Corporation stars to earn significant revenues from its operations. The repayment will be made in accordance to The Loaned amount of funds by Director to the Corporation for the time period from inception till last the Loan to the Corporation.

In witness whereof the Parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

Authorized Signature


/s/ Galina Hripcenco
------------------------------------
Galina Hripcenco,
President & Director of Fellazo Corp.